Associated Banc-Corp Second Quarter 2026 Earnings Presentation July 23, 2026

Important Disclosures 2 Forward-looking statements: Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should," “intend,” "target," “outlook,” "project," "guidance," "forecast," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward- looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include the ability to integrate the American National Bank (“ANB”) business successfully and in a timely manner; the possibility that the anticipated benefits of the ANB transaction are not realized when expected or at all; the possibility that the ANB transaction may be more expensive to integrate than anticipated; and such other risk factors as identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP measures: This presentation includes certain non-GAAP financial measures. These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Unless otherwise noted, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

Financial Results Associated Bank River Center – Milwaukee, WI

$0.63 Diluted GAAP EPS $0.73 Diluted Adj. EPS1 10.47% CET1 Ratio 12.79% Total Capital Ratio 10.51% Common Equity / Total Assets 8.27% TCE Ratio1 8.81% Return on Avg. Equity 12.12% ROATCE1 13.95% Adj. ROATCE1 $28.85 Book Value / Share $22.15 TBV / Share1 Second Quarter 2026 Results 4 ▪ Total period end loans of $36.5 billion ▪ +15% vs. 1Q26; +19% vs. 2Q25 ▪ Ex. ANC1,2: +3% vs. 1Q26; +7% vs. 2Q25 ▪ Period end C&I loans of $13.8 billion ▪ +11% vs. 1Q26; +22% vs. 2Q25 ▪ Ex. ANC1,2: +5% vs. 1Q26; +15% vs. 2Q25 ▪ Total period end deposits of $39.9 billion ▪ +12% vs. 1Q26; +17% vs. 2Q25 ▪ Ex. ANC1,2: -1% vs. 1Q26; +4% vs. 2Q25 ▪ Period end core customer deposits1 of $34.2 billion ▪ +12% vs. 1Q26; +21% vs. 2Q25 ▪ Ex. ANC1,2: -1% vs. 1Q26; +6% vs. 2Q25 ▪ Net interest income of $370 million ▪ Net interest margin of 3.17% ▪ Noninterest income of $80 million ▪ Noninterest expense of $272 million ▪ Provision for credit losses of $19 million ▪ ACLL / total loans of 1.36% ▪ NCOs / average loans (annualized) of 0.26% 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 2 Excludes balances acquired from American National Corporation (ANC). ANC balances are as of June 30, 2026, inclusive of FV marks recorded through PAA.

American National Corporation (ANC) Integration Update

Transaction closed April 1, 2026, with conversion of systems, branches & accounts expected in October 2026

	Estimated at Announcement[1]	Updated as of 7/23/2026[1]
Nonrecurring Merger Expenses	**$55M** ($8M taken by ANC; $47M taken by ASB)	**$60M** ($7.4M taken by ANC; $52.5M forecasted by ASB)
Loan Credit Mark	**Credit mark of $74M**	**Credit mark of $74M**
Loan Fair Value Marks	**Mark up of $7.5M** (Amortized sum-of-years-digits over ~5 yrs.)	**Mark down of $16.7M** (Accreted over remaining life of loans)
Auto Dealer Reserve Adjustment	**$25M**	**$26M**
Securities Fair Value Marks	**AFS securities AOCI mark down of $36.5M**	**Net securities and hedge adjustment of $51.4M**
Real Estate Fair Value Marks	**Mark up of $18M**	**Mark up of $13M**
Other Fixed Asset Fair Value Marks	**Mark down of $5M**	**Mark down of $5M**
Core Deposit Intangible	**3% of ANC core deposits at close** (Amortized sum-of-years-digits over 10 yrs.)	**$103M** (Amortized sum-of-years-digits over 10 yrs.)
Cost Savings	**25% of ANC's noninterest expense base**	**30% of ANC's noninterest expense base**
TBVPS Dilution[2]	**~1.2%**	**1.9%**
TBVPS Earnback[2]	**~2.25 yrs.**	**~2.25 yrs.**

[1] All figures except TBVPS dilution and TBVPS earnback shown on a pre-tax basis.
[2] This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Associated Bank

5

$3.9 $4.0 $4.1 $4.1 $5.3 $7.0 $7.0 $6.9 $6.8 $6.9 $7.5 $7.3 $7.3 $7.3 $8.9 $12.1 $12.5 $12.7 $13.0 $14.8 $30.5 $30.8 $31.0 $31.3 $35.9 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Quarterly Loan Trends 6 Average Quarterly Loans ($ in billions) Period End Balance Change 3/31/26 to 6/30/26 ($ in millions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer 2Q 2026 period end total loans grew by 15% vs. the prior quarter, or 3% excluding the impact of balances acquired from ANC1 Total $ Total % Ex. ANC1 $ Ex. ANC1 % C&I $1,411 11% $644 5% CRE-Investor 1,226 23% 50 1% Auto Finance 908 29% 60 2% CRE-Construction 429 20% 201 9% CRE-OO 382 32% 5 0% Other Consumer 233 23% 37 4% Resi. Mortgage 81 1% (58) (1)% Total Loans $4,669 15% $940 3% 1 Excludes balances acquired from American National Corporation (ANC). ANC balances are as of June 30, 2026, inclusive of FV marks recorded through PAA. This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

$8.5 $9.8 $9.7 $10.6 $11.8 $13.8 $13.0 2021 2022 2023 2024 2025 1H 2026 1H 2026 7 Period End C&I Loan Growth Trends ($ in billions) Launched Dallas C&I office in May 2026 Added top talent in key leadership roles Increased RMs by nearly 50% from 4Q21 to 2Q26 Sustainable Relationship Commercial Growth 1H 2026 results reflect continued growth momentum, with several YTD investments expected to sustain growth through 2026-27 Opened Kansas City C&I office in 2025; Doubled size of team in Mar. 2026 Ex. ANC1 +17% Growth vs. 12/31/2025Commercial & Industrial Loans Launched Franchise Banking vertical in Apr. 2026 Retooled incentive plans with sharpened relationship focus 1 Excludes balances acquired from American National Corporation (ANC). ANC balances are as of June 30, 2026, inclusive of FV marks recorded through PAA. This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. +10%

$1.8 $1.9 $2.1 $1.9 $1.9 $4.1 $3.9 $4.0 $3.5 $4.1 $3.7 $4.0 $4.1 $4.2 $5.0 $6.0 $5.9 $5.9 $6.1 $7.6 $5.2 $5.3 $5.4 $5.5 $6.0 $7.7 $7.9 $8.1 $7.9 $8.7 $5.6 $5.8 $6.1 $6.0 $7.1 $34.2 $34.7 $35.6 $35.2 $40.4 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Quarterly Deposit Trends 8 Average Quarterly Deposits ($ in billions) 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 2 Excludes balances acquired from American National Corporation (ANC). ANC balances are as of June 30, 2026, inclusive of FV marks recorded through PAA. Customer CDs Savings Money Market Network Trans. Deposits Noninterest-Bearing Demand Interest-Bearing Demand Brokered CDs Period End Balance Change 3/31/26 to 6/30/26 ($ in millions) 2Q 2026 deposit balances were impacted by the addition of $4.4 billion in ANC-related balances Total $ Total % Ex. ANC1,2 $ Ex. ANC1,2 % Money Market $1,426 23% $(165) (3)% NIB-Demand 783 13% (203) (3)% IB-Demand 733 9% (91) (1)% Savings 511 9% 259 5% Brokered CDs 371 10% 168 5% Customer CDs 298 7% (198) (4)% Network Trans. Deposits 77 4% 12 1% Total Deposits $4,199 12% $(218) (1)% Core Customer Deposits1 $3,752 12% $(398) (1)%

Sustainable Relationship Deposit Growth

Our YoY deposit growth rate has improved for three straight years, with relationship-focused initiatives driving sustainable growth

- Customer CKG HH growth of 2%+ (annualized)
- Modernized digital platform, improved product set & enhanced marketing acquisition capabilities
- Successful Mass Affluent strategy
- Adding high-quality Commercial RMs in major metro markets with a sharpened focus on relationships
- Fully operational Specialty Deposit and Payment Solutions vertical
- Bolstered Private Wealth leadership with several key hires
- ANC acquisition on track for expected October 2026 conversion

Period End YoY Deposit Growth Trends ($ in billions)


Total Deposits
$32.0
+2%
$32.7
+4%
$34.1
+17%
$39.9
6/30/2023
6/30/2024
6/30/2025
6/30/2026


Core Customer Deposits Ex. ANC[1,2]
$26.6
+2%
$27.1
+4%
$28.3
+6%
$30.0
6/30/2023
6/30/2024
6/30/2025
6/30/2026

[1] This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.
[2] Excludes balances acquired from American National Corporation (ANC). ANC balances are as of June 30, 2026, inclusive of FV marks recorded through PAA.

Associated Bank
9

Average Yield Trends 10 Quarterly Average Yields (%) 6.75 6.74 6.50 6.21 6.28 6.50 6.45 6.18 5.89 5.96 5.63 5.58 5.56 5.45 5.83 3.70 3.75 3.76 3.78 3.81 4.24 4.26 4.14 4.17 4.22 2.78 2.78 2.61 2.44 2.45 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Residential Mortgage Commercial & Business Lending Commercial Real Estate Total Interest- Bearing Deposits Auto Finance Asset & Liability Yield / Rate Trends (%) Rate on Total Interest- Bearing Liabilities Yield on Total Earning Assets 5.50 5.50 5.34 5.20 5.32 3.02 3.03 2.82 2.67 2.66 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Investments The yield on total earning assets increased by 12 bps in 2Q, while interest-bearing liability costs decreased by 1 bp

Net Interest Income & Net Interest Margin Trends 11 $300 $305 $310 $307 $370 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 3.04% Quarterly Net Interest Income Quarterly Net Interest Margin 3.04% 3.06% 3.03% 3.17% Net Interest Income & Net Interest Margin ($ in millions) 1Q 2026 to 2Q 2026 Walk-forward ($ in millions) NII NIM 1Q 2026 Actuals $307 3.03% Acquired ANC Balances & Core Growth $56 0.08% ANC Purchase Accounting Net Accretion $4 0.03% ANC Deferred Loan Costs & Fees Adjustment $3 0.03% 2Q 2026 Actuals $370 3.17% Net interest income increased $63 million vs. the prior quarter, while net interest margin improved by 14 bps to 3.17%

Interest Rate Risk Management1 12 Contractual Funding Obligations ($ in billions) Contractual Swaps Balances ($ in billions) Estimated NII Sensitivity Profile (%) 10.8 4.0 3.2 2.9 3.7 5.4 1.9 1.6 1.6 1.9 -5.0 -1.2 -1.0 -1.0 -1.2 -21.0 -1.8 -2.1 -1.9 -2.6 2Q 2022 2Q 2023 2Q 2024 2Q 2025 2Q 2026 Up 200 bps Up 100 bps Down 100 bps Down 200 bps (12-Month Ramp, Dynamic Forecast) $2.45 $2.45 $2.23 $1.83 $1.35 2Q 2026 3Q 2026 4Q 2026 1Q 2027 2Q 2027 ≤ 1 Yr. 1-3 Yrs. 3+ Yrs. Total Time Deposits $8.5 $0.2 $0.0 $8.7 Short-Term Funding $0.5 - - $0.5 FHLB Advances $4.4 $0.2 $0.0 $4.6 Other Long-Term Funding - - $0.6 $0.6 Total $13.4 $0.4 $0.6 $14.4 3.60%3.63% 3.68%3.68% 3.57% Notional Balances Weighted Avg. Yield 1 All updates as of or for the period ended June 30, 2026 unless otherwise noted. 2 In the down 200 for 2Q 2022, scenario rates are floored at zero. 2 We’ve taken proactive steps to reduce our asset sensitivity & protect NII in a volatile rate environment

Cash & Investment Securities Portfolio 13 Period End Investment Securities ($ in billions) Period End Securities + Cash / Total Assets $5.0 $5.2 $5.4 $5.5 $6.3 $3.7 $3.6 $3.6 $3.6 $3.5 $0.3 $0.3 $0.3 $0.3 $0.4 $9.0 $9.1 $9.3 $9.4 $10.2 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Held to MaturityAvailable for Sale Other Securities 20.5% 20.5% 20.5% 20.6% 19.8% 2.9% 2.9% 3.8% 3.1% 3.5% 23.4% 23.4% 24.3% 23.7% 23.3% 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Investment Securities / Total Assets Cash / Total Assets We continue to target securities + cash / total assets of 22% to 24% in 2026 We’ve continued to manage our cash & investment securities positions in proportion to broader balance sheet growth

$23 $25 $26 $25 $26 $13 $14 $14 $14 $16 $11 $12 $13 $12 $14 $6 $11 $11 $7 $7 $4 $4 $3 $6 $3 $10 $15 $12 $12 $14 $67 $81 $79 $76 $80 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Quarterly Noninterest Income Trends 14 Wealth Mgmt. Fees Capital Markets, net Other1 Mortgage Banking, net Service Charges & Deposit Account Fees Card-Based Fees 1 Other is comprised of other fee-based revenue, bank and corporate owned life insurance, asset gains (losses), net, investment securities gains (losses), net, and other noninterest income. Capital Markets, Net ($ in millions) $17 $10 $9 $10 $14 1H 2022 1H 2023 1H 2024 1H 2025 1H 2026 $44 $41 $44 $46 $51 1H 2022 1H 2023 1H 2024 1H 2025 1H 2026 Wealth Management Fees ($ in millions)Total Quarterly Noninterest Income ($ in millions) 2Q 2026 noninterest income of $80 million was up 6% vs. the prior quarter and 20% vs. the same period a year ago

55.8 54.8 55.2 56.0 58.355.8 54.8 55.2 55.8 52.9 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Quarterly Noninterest Expense Trends 15 Total Quarterly Noninterest Expense ($ in millions) Efficiency Ratio (%) $127 $136 $135 $135 $161 $27 $29 $29 $30 $33 $13 $13 $14 $14 $14 $10 $10 $7 $9 $11 $33 $29 $34 $31 $53 $209 $216 $219 $219 $272 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Personnel Other1 Technology FDIC AssessmentOccupancy Adjusted Efficiency Ratio2Fully Tax-Equivalent Efficiency Ratio 1 Other is comprised of business development & advertising, equipment, legal & professional, loan & foreclosure costs, other intangible amortization & other noninterest expenses. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 2Q 2026 noninterest expense includes $24.5 million of nonrecurring costs tied to the acquisition of American National Corporation 2Q 2026 YTD Jun 2026 Personnel $13.4 $13.4 Legal & Professional 9.6 10.3 Technology 0.8 0.8 Business Development & Advertising 0.4 0.7 Other 0.3 0.3 Total $24.5 $25.5 Nonrecurring Acquisition-Related Expenses ($ in millions)

Capital Profile 16 Regulatory Capital Ratios (%) Additional Capital Ratios (%) Per Common Share Data ($) 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 10.20 10.77 12.83 10.47 10.94 12.79 CET1 Tier 1 Capital Total Capital 2Q 2025 2Q 2026 27.67 28.17 28.81 29.04 28.85 20.84 21.36 22.01 22.23 22.15 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Tangible Common Equity / Tangible Assets (TCE Ratio)1 Total Common Equity / Total Assets 10.43 10.51 10.58 10.54 10.51 8.06 8.18 8.29 8.27 8.27 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Tangible Book Value / Share1Book Value / Share We continue to target a CET1 range of 10% to 10.75% in 2026

Loan Category ACLL ACLL / Loans ACLL ACLL / Loans ACLL ACLL / Loans C&BL 186,135$ 1.50% 208,208$ 1.54% 234,735$ 1.53% CRE - Investor 63,342 1.18% 53,899 1.02% 65,698 1.01% CRE - Construction 65,885 3.38% 69,810 3.30% 85,681 3.37% Residential Mortgage 34,096 0.49% 32,739 0.49% 35,452 0.52% Other Consumer 62,332 1.58% 60,376 1.45% 72,907 1.38% Total 411,791$ 1.35% 425,032$ 1.34% 494,473$ 1.36% 3/31/2026 6/30/20266/30/2025 $412 $415 $419 $425 $494 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Allowance for Credit Losses on Loans (ACLL)1 17 ACLL Trends ($ in millions) 1 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. ($ in thousands) 1.35% 1.34% 1.35% 1.34% 1.36% 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 ACLL / Total Loans Our ACLL increased to $494 million following the acquisition of ANC, while ACLL / total loans increased 2 bps to 1.36%

Credit Quality Trends 18 Total Delinquent Loans ($ in millions) Nonaccrual Loans ($ in millions) Total Criticized Loans ($ in millions) Net Charge Offs & Provision ($ in millions) $14 $3 $3 $3 $2 $38 $49 $58 $85 $58 $52 $52 $61 $88 $60 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Accruing Loans 30-89 Days PD $13 $13 $2 $5 $23 $18 $16 $7 $11 $19 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Total Net Charge Offs Provision for Credit Losses on Loans Accruing Loans 90+ Days PD $113 $106 $100 $111 $150 $888 $1,125 $1,067 $1,066 $1,129 $467 $412 $310 $272 $460 $1,468 $1,643 $1,478 $1,449 $1,739 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 $90 $86 $85 $83 $88 $16 $7 $8 $8 $14 $7 $13 $7 $20 $48 $113 $106 $100 $111 $150 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 CREConsumer Commercial & Business Lending Substandard AccruingSpecial Mention Nonaccrual Loans 2Q credit quality remained solid with decreasing delinquent loans and NCOs of $23 million, incl. $7 million of ANC-related NCOs

FY 2026 Outlook1 19 Previous FY 2026 Outlook April 23, 2026 Updated FY 2026 Outlook Total Loans Up 17% to 19% Up 18% to 20% Total C&I Loans Up 20% to 22% No Change Total Deposits Up 17% to 19% No Change Core Customer Deposits2 Up 19% to 21% No Change Net Interest Income Updating with 2Q Earnings Up 19% to 21% Noninterest Income Up 8% to 10% No Change Noninterest Expense3 Updating with 2Q Earnings Up 20% to 21% Effective Tax Rate 19% to 21% No Change CET1 Capital Ratio 10% to 10.75% No Change 1 Projections are on an end of period basis for Associated Banc-Corp and American National Corporation combined as of and for the year ended December 31, 2026 as compared to Associated Banc-Corp standalone 2025 results as of December 31, 2025 unless otherwise noted. 2 Core customer deposits is a non-GAAP financial measure which excludes network transaction deposits and brokered CDs from total deposits. We have not provided a reconciliation of the projection for core customer deposits to the projection for total deposits due to the low visibility and unpredictability of the components of total deposits necessary for such reconciliation. 3 Includes nonrecurring costs incurred in connection with the acquisition of American National Corporation.

Appendix Minneapolis, MN

American National Corporation Acquisition Purchase Accounting Accretion (PAA) Summary 21 Actual Scheduled1 2Q 2026 3Q 2026 4Q 2026 1Q 2027 2Q 2027 Loans (Interest Income) $4.2 $2.8 $1.7 $1.2 $0.9 Deposits (Interest Expense) (0.3) (0.2) (0.1) (0.1) (0.1) Core Deposit Intangible (Noninterest Expense) (4.7) (4.7) (4.7) (4.7) (4.2) Pre-Tax Purchase Accounting Impact, Net $(0.8) $(2.1) $(3.1) $(3.5) $(3.3) ($ in millions) 1 These scheduled amounts may vary from future actuals as they do not include potential impacts of prepayments, early withdrawals or impairments that may occur in the future.

Twin Cities 165-Year Foundation in Wisconsin…Accelerating Household, Deposit and C&I Growth in Major Metro Markets 22 ASB Branch Footprint States1 Strategic Major Metro Growth Markets 1 Upon conversion of American National Bank branches expected in October 2026. Milwaukee Chicago Omaha St. Louis Kansas City Dallas/Ft. Worth Driving Growth in Legacy Metros Expanding in Strategic Growth Markets Milwaukee Chicago Twin Cities Omaha Kansas City Dallas/Ft. Worth Expanding in 2026 New in 2026 New in 2025 Expanded in 2026 Expanding in 2026 St. Louis First MO branch in 2025

Total Loans Outstanding Balances as of June 30, 2026 23 1 All values as of period end. 2 North American Industry Classification System. ($ in millions) 6/30/2026 1 % of Total Loans 6/30/2026 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Utilities 3,254$ 8.9% Multi-Family 3,907$ 10.7% Manufacturing & Wholesale Trade 2,982 8.2% Industrial 1,945 5.3% Real Estate (includes REITs) 2,617 7.2% Office 795 2.2% Finance & Insurance 1,026 2.8% Retail 721 2.0% Mortgage Warehouse 788 2.2% Hotel/Motel 349 1.0% Construction 689 1.9% Single Family Construction 276 0.8% Transportation and Warehousing 621 1.7% Warehouse 263 0.7% Retail Trade 602 1.7% Medical 261 0.7% Rental and Leasing Services 566 1.6% Land 109 0.3% Health Care and Social Assistance 427 1.2% Self Storage 18 0.1% Professional, Scientific, and Tech. Serv. 354 1.0% Other 395 1.0% Information 288 0.8% Total CRE 9,039$ 24.8% Waste Management 255 0.7% Accommodation and Food Services 153 0.4% Consumer Management of Companies & Enterprises 130 0.4% Residential Mortgage 6,808$ 18.7% Educational Services 87 0.2% Auto Finance 4,044 11.1% Arts, Entertainment, and Recreation 76 0.2% Home Equity 826 2.3% Agriculture, Forestry, Fishing and Hunting 52 0.1% Credit Cards 203 0.6% Public Administration 21 0.1% Other 221 0.5% Mining 3 0.0% Total Consumer 12,102$ 33.2% Other 335 0.7% Total C&BL 15,326$ 42.0% Total Loans 36,467$ 100.0%

Wisconsin 18% Illinois 11% Minnesota 11% Nebraska 9% Other Midwest2 18%Texas 10% Other 22% Loan Stratification Outstanding Balances as of June 30, 2026 24 1 Excludes Other Consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. Multi-Family 43% Retail 8% Office 9% Industrial 22% Warehouse 3% Hotel / Motel 4% Other 11% Wisconsin 23% Illinois 15% Minnesota 10% Nebraska 5% Other Midwest 13% Texas 5% Other 28% Manufacturing & Wholesale Trade 19% Power & Utilities 21% Real Estate 17% Mortgage Warehouse 5% Finance & Insurance 7% Residential Mortgage 56% Auto Finance 33% Home Equity 7% Credit Cards 2% Other 2% Wisconsin 19% Illinois 14% Minnesota 8% Nebraska 4% Other Midwest 9% Texas 6% Other 41% 2 2 C&BL by State $15.3 billion Consumer by Category $12.1 billion C&BL by Industry $15.3 billion Total Loans by State1 CRE by State $9.0 billion CRE by Property Type $9.0 billion

High-Quality Commercial Real Estate Portfolio[1]


Consumer
33%
Total
Loans by
Segment
Com'l &
Business
Lending
42%
CRE
25%


Wisconsin
18%
Illinois
11%
Minnesota
11%
CRE by
State
Nebraska
9%
Other
25%
Other
Midwest²
18%
Texas
10%


Multi-Family
43%
Retail
8%
Office
9%
CRE by
Property
Type
Industrial
22%
Other
18%

CRE Credit Quality

	2Q 25	3Q 25	4Q 25	1Q 26	2Q 26
Portfolio LTV	57%	58%	57%	57%	53%
Delinquencies[3]/Loans	0.17%	0.19%	0.27%	0.45%	0.05%
NALs/Loans	0.22%	0.10%	0.12%	0.11%	0.16%
ACLL/Loans	1.77%	1.74%	1.70%	1.68%	1.67%
NCOs/Avg. Loans[4]	0.45%	0.49%	(0.01)%	(0.03)%	0.12%

CRE Loan Portfolio Granularity

	% of Total Loans
Largest Single CRE Borrower	0.16%
Top 10 Largest CRE Borrowers	1.21%
Largest CRE Property Type (Multi-Family)	10.71%
CRE Office Loans	**2.18%**

CRE Office Highlights

WAvg. Debt Service Coverage Ratio[5]	1.24x
2026 Remaining Maturities	$218 million
Central Business District vs. Suburban	~86% Suburban
Property Class Mix[6]	~50% Class A

[1] All updates as of or for the period ended June 30, 2026 unless otherwise noted.
[2] Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa.
[3] Accruing loans 30-89 days past due + accruing loans 90+ days past due.
[4] Calculated on an annualized basis. Negative value represents a net recovery.
[5] Calculated based on the 10-year Treasury rate plus 300 basis points/25-year amortization. Excludes American National Corporation loans.
[6] Property class mix determined by third-party vendor partner mapping of portfolio.

Associated Bank
25

High-Quality Consumer Loan Portfolio1 26 1 All data as of or for the period ended June 30, 2026 unless otherwise noted. 6/30/2026 % of Total Loans Residential Mortgage $6,808 18.7% Auto Finance 4,044 11.1% Home Equity 826 2.3% Credit Cards 203 0.6% Other 221 0.5% Total Consumer $12,102 33.2% Prime/Super Prime Consumer Loan Portfolio 788 781 792 792 Resi. Mortgage Auto Finance Home Equity Credit Cards Weighted Avg. Portfolio FICO Scores 86% 8% 6% Portfolio FICOs Prime (660-719) Super Prime (720+) Exceptions & Other Period End Consumer Loans ($ in millions)

Stable, Granular Deposit Portfolio 27 Associated Bank, N.A. Period End Deposits ($ in billions) Liquidity Sources ($ in millions) 25% 25% 26% 26% 26% 75% 75% 74% 74% 74% $34.2 $34.9 $35.6 $35.8 $40.1 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Total of Insured & Collateralized Deposits Total of Uninsured & Uncollateralized Deposits 3/31/2026 6/30/2026 Federal Reserve Balance $915.7 $1,265.7 FHLB Chicago Capacity $5,574.2 $5,330.8 Fed Discount Window Capacity $6,506.8 $6,387.4 Funding Available Within One Business Day1 $12,996.7 $12,983.9 Fed Funds Lines $1,981.0 $1,967.0 Brokered Deposits Capacity2 $1,529.8 $2,015.0 Unsecured Debt Capacity3 $1,000.0 $1,000.0 Total Available Liquidity $17,507.5 $17,965.9 170% of uninsured, uncollateralized deposits 1 Estimated based on normal course of operations with the indicated institution. 2 Availability based on internal policy limitations. The Corporation includes outstanding deposits that have received a primary purpose exemption in the brokered deposit classification as they have similar funding characteristics and risk as brokered deposits. 3 Estimated availability based on the Corporation’s current internal funding considerations.

TBVPS Accretion / (Dilution) & Earnback Reconciliation1,2 28 1 Numbers may not recalculate due to rounding conventions. 2 This is a non-GAAP financial measure. See slides 29-31 for a reconciliation of non-GAAP financial measures to GAAP financial measures. Estimated TBVPS2 at Close $ in millions Basic shares (M) $ per share ASB standalone TBV at close2 $3,725 166 $22.45 (+) Equity consideration to ANC 604 23 (-) Core deposit intangible, net of DTL (89) (-) Goodwill created (14) (-) One-time merger expenses (37) Pro forma TBV at close2 $4,189 189 $22.18 Accretion / (dilution) to ASB - $ $(0.27) Accretion / (dilution) to ASB - % (1.2)% Crossover TBVPS earnback2 2.25 years TBVPS2 at Close $ in millions Basic shares (M) $ per share ASB standalone TBV at close2 $3,678 165 $22.23 (+) Equity consideration to ANC 594 23 (-) Core deposit intangible, net of DTL (78) (-) Goodwill created (42) (-) One-time merger expenses (41) Pro forma TBV at close2 $4,111 188 $21.82 Accretion / (dilution) to ASB - $ $(0.41) Accretion / (dilution) to ASB - % (1.9)% Crossover TBVPS earnback2 2.25 years Updated Post-CloseEstimated at Announcement (12/1/2025) American National Corporation (ANC) Acquisition

Reconciliation & Definitions of Non-GAAP Items

Period End Adjusted Loans Reconciliation ($ in thousands)	A Jun 30, 2026	B ANC Bal as of Jun 30, 2026	A – B = Adjusted Loans ex. ANC
Commercial and industrial	$13,750,175	$766,171	$12,984,004
Commercial real estate—owner occupied	1,575,445	376,197	1,199,248
Commercial and business lending	15,325,620	1,142,368	14,183,252
Commercial real estate—investor	6,492,950	1,176,143	5,316,807
Real estate construction	2,546,186	227,977	2,318,209
Commercial real estate lending	9,039,136	1,404,120	7,635,016
Total commercial	24,364,756	2,546,488	21,818,268
Residential mortgage	6,808,398	138,409	6,669,989
Auto finance	4,044,416	847,719	3,196,697
Home equity	826,343	95,709	730,634
Other consumer	423,127	100,201	322,926
Total consumer	12,102,284	1,182,038	10,920,246
Total loans	$36,467,040	$3,728,526	$32,738,514

Period End Adjusted Deposits Reconciliation ($ in thousands)	A Jun 30, 2026	B ANC Bal as of Jun 30, 2026	A – B = Adjusted Deposits ex. ANC
Noninterest-bearing demand	$6,908,338	$985,791	$5,922,547
Savings	6,171,614	252,193	5,919,421
Interest-bearing demand	8,697,879	824,379	7,873,500
Money market	7,614,164	1,590,702	6,023,462
Network transaction deposits	1,823,130	65,003	1,758,127
Brokered CDs	3,933,787	202,806	3,730,981
Other time deposits	4,782,343	496,765	4,285,578
Total deposits	$39,931,255	$4,417,639	$35,513,616
Core customer deposits[1]	$34,174,338	$4,149,830	$30,024,508

[1] Core customer deposits is a non-GAAP financial measure which excludes network transaction deposits and brokered CDs from total deposits.

Associated Bank

29

Reconciliation & Definitions of Non-GAAP Items

Adjusted Net Income Available to Common Equity Reconciliation ($ in thousands)	2Q 2026
Net income available to common equity	$120,689
Acquisition costs, net of tax[1]	18,996
Adjusted net income available to common equity for adjusted earnings per share	$139,685

Period End Core Customer Deposits Reconciliation ($ in thousands)	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025	2Q 2024	2Q 2023
Total deposits	$39,931,255	$35,731,765	$35,552,608	$34,881,853	$34,147,565	$32,691,039	$32,014,409
Less: Network transaction deposits	1,823,130	1,746,518	2,154,995	2,013,964	1,792,362	1,502,919	1,600,619
Less: Brokered CDs	3,933,787	3,562,752	3,795,133	3,956,517	4,072,048	4,061,578	3,818,325
Core customer deposits	$34,174,338	$30,422,495	$29,602,480	$28,911,371	$28,283,155	$27,126,542	$26,595,465

Average Core Customer Deposits Reconciliation ($ in thousands)	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Average total deposits	$40,382,227	$35,160,943	$35,628,917	$34,705,887	$34,203,201
Less: Average network transaction deposits	1,879,876	1,917,854	2,090,587	1,933,659	1,843,998
Less: Average brokered CDs	4,085,995	3,528,294	3,998,012	3,916,329	4,089,844
Average core customer deposits	$34,416,356	$29,714,795	$29,540,318	$28,855,899	$28,269,359

Tangible Common Equity & Tangible Assets Reconciliation ($ in thousands)	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Common equity	$5,444,011	$4,803,760	$4,781,235	$4,674,186	$4,586,669
Less: Goodwill and other intangible assets, net	1,264,034	1,125,639	1,127,842	1,130,044	1,132,247
Tangible common equity for TCE Ratio and TBV / share	$4,179,977	$3,678,121	$3,653,393	$3,544,142	$3,454,422
Total assets	$51,812,506	$45,593,740	$45,202,596	$44,455,863	$43,993,729
Less: Goodwill and other intangible assets, net	1,264,034	1,125,639	1,127,842	1,130,044	1,132,247
Tangible assets for TCE Ratio	$50,548,472	$44,468,101	$44,074,754	$43,325,819	$42,861,482

[1] During the fourth quarter of 2025, the Corporation entered into a definitive agreement to acquire American National Corporation. The acquisition was completed on April 1, 2026. These costs, incurred in connection with the acquisition, represent nonrecurring costs.

Associated Bank
30

Reconciliation & Definitions of Non-GAAP Items

Return on Average Tangible Common Equity (ROATCE) Reconciliation ($ in thousands)	2Q 2026
Net income available to common equity	$120,689
Other intangible amortization, net of tax	5,170
Adjusted net income available to common equity for ROATCE	$125,859
Acquisition costs, net of tax[1]	18,996
Adjusted net income available to common equity for adjusted ROATCE	$144,855
Average common equity	$5,433,872
Less: Average goodwill and other intangible assets, net	1,267,876
Average tangible common equity for ROATCE	$4,165,996

Non-GAAP Efficiency Ratios Reconciliation ($ in thousands)	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Total expense for efficiency ratios reconciliation					
Noninterest expense	$271,882	$219,163	$219,466	$216,202	$209,352
Less: Other intangible amortization	6,894	2,203	2,203	2,203	2,203
Total expense for fully tax-equivalent efficiency ratio	264,988	216,960	217,263	213,999	207,149
Less: Acquisition costs[1]	24,469	1,007	252	-	-
Total expense for adjusted efficiency ratio	$240,519	$215,953	$217,011	$213,999	$207,149
Total revenue for efficiency ratios reconciliation					
Net interest income	$370,039	$307,190	$309,981	$305,222	$300,000
Noninterest income	80,398	75,857	79,384	81,265	66,977
Less: Investment securities (losses) gains, net	35	(28)	37	1	7
Fully tax-equivalent adjustment	4,139	4,139	4,196	4,222	4,228
Total revenue for fully tax-equivalent efficiency ratio	454,541	387,214	393,524	390,708	371,198
Less: Announced initiatives	-	-	-	-	-
Total revenue for adjusted efficiency ratio	$454,541	$387,214	$393,524	$390,708	$371,198

[1] During the fourth quarter of 2025, the Corporation entered into a definitive agreement to acquire American National Corporation. The acquisition was completed on April 1, 2026. These costs, incurred in connection with the acquisition, represent nonrecurring costs.

Associated Bank

31

Thank You De Pere, WI